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                                                                    EXHIBIT 10.4

PORTIONS OF THE EXHIBIT MARKED BY "*" HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. THE COMPLETE EXHIBIT, INCLUDING THE PORTIONS FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                               2001 INCENTIVE PLAN




For the 2001 fiscal year, a corporate executive will be awarded 100% of his or her target bonus amount (target amounts established at the Feb. 8th Compensation Committee) if the Company's EBITDA reaches its established budget for the year (************). An employee's actual bonus may vary above and below his or her target according to the schedule below:

         EBITDA                                Bonus Amount

Below **************                No bonus amount

*********** to ***********          50% - 100% of target on a pro rata basis

*********** to ***********          100% - 150% of target on a pro rata basis

*********** to ***********          150% - 175% of target on a pro rata basis


Adjustments to the EBITDA targets shown above will be made for acquisitions made during the year in amounts agreed upon by the Compensation Committee and Executive Management of the Company. Adjustments to the EBITDA targets shown above will be made for capital expenditures that exceed the capital expenditure budget for fiscal 2001 in amounts agreed upon by the Compensation Committee and Executive Management. Actual EBITDA for the year used for incentive plan calculations will exclude ***************** such as ************************.